EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-224627, 333-214899, 333-205460, 333-203480, 333-108570, 333-115832, and 333-145675) and Form S-8 (Nos. 333-235499, 333-228811 , 333-222259, 333-218632, 333-215453, 333-206323, 333-191074, 333-157543, 333-42596, 333-141175, 333-149720 and 333-167675) of Curis, Inc. of our report dated March 19, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 19, 2020